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                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549

                          __________________________________

                                      FORM 8-K

                                   CURRENT REPORT
                          PURSUANT TO SECTION 13 OR 15(d) OF
                          THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): JANUARY 28, 1997



                                 REHABCARE GROUP, INC.
                (Exact name of registrant as specified in its charter)


             DELAWARE                  0-19294               51-0265872
         (State or other          (Commission File          (IRS Employer
         jurisdiction of              Number)              Identification
          organization)                                        Number)


               7733 FORSYTH BOULEVARD
                     17TH FLOOR
                ST. LOUIS, MISSOURI                             63105
      (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code:  (314) 863-7422



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ITEM 5.    OTHER EVENTS.

             Effective January 28, 1997, the Registrant acquired all of the outstanding capital stock of Team Rehab, Inc., a Missouri corporation ("Team Rehab"), and Moore Rehabilitation Services, Inc., a Missouri corporation ("Moore"). Team Rehab and Moore provide contract therapy services to approximately 30 long-term care facilities and outpatient clinics in St. Louis, Missouri and surrounding areas. Combined revenues of the corporations for the years ended December 31, 1995 and 1996 were $4.5 million and $5.6 million, respectively.

             It is anticipated that Marilyn Moore, the president of Team Rehab and Moore, and her senior management team will continue to manage Team Rehab and Moore, as subsidiaries of the Registrant.

             The Registrant is a leading provider of acute rehabilitation, subacute, outpatient and temporary therapist staffing services on a contract basis to over 750 hospitals, nursing homes and contract therapy companies nationwide. The Registrant's acquisition of Team Rehab and Moore furthers its goal of serving all aspects of the physical medicine and rehabilitation requirements of its healthcare facility clients.



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                                  SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  January 28, 1997

                               REHABCARE GROUP, INC.



                               By  /s/ John R. Finkenkeller
                                   --------------------------------------------
                                   John R. Finkenkeller, Senior Vice President
                                   and Treasurer




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